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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our reports dated February 28, 2002 except as to the matters described in Note 18 to the consolidated financial statements which are as of March 7, 2002 relating to the financial statements and financial statement schedules of Arch Capital Group Ltd., which appear in Arch Capital Group Ltd.'s Annual Report to Shareholders on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
August 30, 2002